EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Proofpoint, Inc. is filed on behalf of each of us.

Dated: February 12, 2013

MDV VII, L.P.			SEVENTH MDV PARTNERS, L.L.C.

By:	Seventh MDV Partners, L.L.C.,		By:	/s/ Jonathan Feiber
	its General Partner			Name:	Jonathan Feiber
				Title:	Managing Member
By:	/s/ Jonathan Feiber
	Name:	Jonathan Feiber
	Title:	Managing Member

	/s/ Jonathan Feiber		/s/ Nancy Schoendorf
	Jonathan Feiber			Nancy Schoendorf